                                                                    Exhibit 99.1

                            Joint Filer Information

Name of Joint Filer:                     The Dow Chemical Company

Address of Joint Filer:                  2211 H.H. Dow Way, Midland, Michigan
                                         48674

Relationship of Joint Filer to Issuer:  10% Owner

Issuer Name and Ticker or Trading Symbol: AgroFresh Solutions, Inc. [AGFS]

Date of Earliest Transaction
Required to be Reported
(Month/Day/Year):                        8/14/2018

Designated Filer:                        DowDuPont Inc.